December 24, 1998



Saratoga Advantage Trust
1501 Franklin Avenue
Mineola, NY  11501-4803

Ladies and Gentlemen:

         We hereby consent to the reference to us under the caption "General Information" in the Prospectus forming a part of the Registration Statement of Saratoga Advantage Trust on Form N-1A. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                 Very truly yours,


                                /s/ Gordon Altman Butowsky Weitzen Shalov & Wein